January 28, 2022

Atlas U.S. Tactical Income Fund

Buchanan Office Center

Road 165 #40, Suite 201

Guaynabo, Puerto Rico 00968

Re: Atlas U.S. Tactical Fixed Income Fund (the “Fund”), File Nos.: 811-23705; 333-257154

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Fund’s registration statement filed on Form N-1A on June 16, 2021. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 under the Securities Act of 1933 (Amendment No. 1 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ DLA Piper, LLP (US)

DLA Piper, LLP (US)